Exhibit 1.2

RedHill Biopharma Ltd.
American Depositary Shares
Each Representing Ten Ordinary Shares
(par value NIS 0.01 per share)

SALES AGREEMENT

July 29, 2021

SVB LEERINK LLC
1301 Avenue of the Americas, 12th Floor
New York, NY 10019

and

CANTOR FITZGERALD & CO.
499 Park Avenue
New York, NY 10022

Ladies and Gentlemen:

RedHill Biopharma Ltd., a company limited by shares organized under the laws of the State of Israel (the “Company”), confirms its agreement (this “Agreement”) with SVB Leerink LLC and Cantor Fitzgerald & Co. (each, an “Agent,” and together, the “Agents”) as follows:

1.          Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may sell through the Agents American Depositary Shares (“ADSs”), each representing ten ordinary shares, par value NIS 0.01 per share, of the Company (“Ordinary Shares”), subject to the limitations set forth in Section 5(c) (the “Placement ADSs”), and may issue Ordinary Shares underlying the Placement ADSs (the “Underlying Shares”). The ADSs will be issued pursuant to the Deposit Agreement dated December 26, 2012 among the Company, the Bank of New York Mellon, as depositary (the “Depositary”) and the owners and holders of ADSs issued thereunder (the “Deposit Agreement”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate gross sales price of Placement ADSs that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agents shall have no obligation in connection with such compliance. The issuance and sale of Placement ADSs through the Agents will be effected pursuant to the Registration Statement (as defined below) to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) and to be declared effective by the Commission, although nothing in this Agreement shall be construed as requiring the Company to issue any Placement ADSs.

The Company has prepared and will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form F-3, including a base prospectus (the “Base Prospectus”), relating to certain securities, including the ADSs, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a sales agreement prospectus relating to the Base Prospectus which will be included as part of such registration statement at the time it becomes effective, which sales agreement prospectus specifically relates to the Placement ADSs to be issued from time to time pursuant to this Agreement (the “Sales Agreement Prospectus”). The Company will furnish to the Agents, for use by the Agents, copies of the Base Prospectus and the Sales Agreement Prospectus included as part of such registration statement at the time it becomes effective.  Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or Rule 462(b) under the Securities Act, is herein called the “Registration Statement.” The Base Prospectus and the Sales Agreement Prospectus, including all documents incorporated therein by reference, included in the Registration Statement, in the form in which such Base Prospectus and/or Sales Agreement Prospectus have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (as used herein, as defined in Rule 433 under the Securities Act (“Rule 433”)), relating to the Placement ADSs that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, the Sales Agreement Prospectus, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the documents, if any, that are or are deemed to be incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Sales Agreement Prospectus, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the respective dates of the Base Prospectus, Sales Agreement Prospectus, Prospectus or such issuer free writing prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.          Placements.  Each time that the Company wishes to sell any Placement ADSs through the Agents hereunder (each, a “Placement”), it will notify an Agent (such Agent, the “Designated Agent”) by email notice (or other method mutually agreed to in writing by the parties) (each such notice, a “Placement Notice”) containing the parameters in accordance with which it desires such Placement ADSs to be sold, which at a minimum shall include the maximum number or amount of Placement ADSs to be sold, the time period during which sales are requested to be made, any limitation on the number or amount of Placement ADSs that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters is attached hereto as Schedule 1. The Placement Notice must originate from one of the individuals authorized to act on behalf of the Company and set forth on Schedule 2 (with a copy to each of the other individuals listed on such Schedule 2 though only with regard to the Designated Agent and not the other Agent), and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 2, as such Schedule 2 may be updated by either party from time to time by sending a written notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply). The Placement Notice shall be effective upon receipt by the Designated Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Designated Agent declines to accept the terms contained therein for any reason, in its sole discretion, within two Trading Days of the date the Designated Agent receives the Placement Notice, (ii) in accordance with the notice requirements set forth in Section 4, the Designated Agent suspends sales under the Placement Notice for any reason in its sole discretion, (iii) the entire amount of the Placement ADSs has been sold pursuant to this Agreement, (iv) in accordance with the notice requirements set forth in Section 4, the Company suspends sales under or terminates the Placement Notice for any reason in its sole discretion, (v) the Company issues a subsequent Placement Notice and explicitly indicates that its parameters supersede those contained in the earlier dated Placement Notice or (vi) this Agreement has been terminated pursuant to the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Placement ADSs effected through the Designated Agent shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Designated Agent will have any obligation whatsoever with respect to a Placement or any Placement ADSs unless and until the Company delivers a Placement Notice to the Designated Agent and the Designated Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matters covered thereby.

3.          Sale of Placement ADSs by the Agents.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, including Section 5(c), upon the Designated Agent’s acceptance of the terms of a Placement Notice as provided in Section 2, and unless the sale of the Placement ADSs described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, including the rules and regulations and the rules of the Nasdaq Stock Market LLC (“Nasdaq”) to sell such Placement ADSs up to the number or amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Designated Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company, the Depositary, Gross & Co. and Haynes and Boone, LLP set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than 11:59 p.m. New York time on the Trading Day on which it has made sales of Placement ADSs hereunder setting forth the number or amount of Placement ADSs sold on such Trading Day, the volume-weighted average price of the Placement ADSs sold and the Net Proceeds (as defined below) payable to the Company. Unless otherwise specified by the Company in a Placement Notice, the Designated Agent may sell Placement ADSs by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made directly on or through the Nasdaq Global Market, on or through any other existing trading market for the Ordinary Shares or ADS or to or through a market maker (other than the Tel Aviv Stock Exchange or otherwise in Israel unless agreed to in writing by the parties hereto). If expressly authorized by the Company (including in a Placement Notice), the Designated Agent may also sell Placement ADSs in negotiated transactions. Notwithstanding the provisions of Section 6(tt), except as may be otherwise agreed by the Company and the Designated Agent, the Designated Agent shall not purchase Placement ADSs on a principal basis pursuant to this Agreement unless the Company and the Designated Agent enter into a separate written agreement setting forth the terms of such sale. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement ADSs, (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement ADSs for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, including the rules and regulations and the rules of Nasdaq to sell such Placement ADSs as required under this Agreement and (iii) the Designated Agent shall be under no obligation to purchase Placement ADSs on a principal basis pursuant to this Agreement unless the Company and the Designated Agent enter into a separate written agreement setting forth the terms of such sale. For the purposes hereof, “Trading Day” means any day on which the ADSs are purchased and sold on the Nasdaq Global Market.

  4.          Suspension of Sales.

(a)          The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement ADSs; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement ADSs sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other party unless notice is sent by one of the individuals named on Schedule 2 hereto to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply).

(b)          Notwithstanding any other provision of this Agreement, during any period in which the Company is, or could be deemed to be, in possession of material non-public information, the Company and the Agents agree that (i) no sale of Placement ADSs will take place, (ii) the Company shall not request the sale of any Placement ADSs and shall cancel any effective Placement Notices instructing the Agent to make any sales and (iii) the Agents shall not be obligated to sell or offer to sell any Placement ADSs.

  5.          Settlement and Delivery of the Placement ADSs.

(a)          Settlement of Placement ADSs.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement ADSs will occur on the second Trading Day (or such earlier day as is industry practice or as is required for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement ADSs sold (the “Net Proceeds”) will be in U.S. dollars and equal to the aggregate gross sales price received by the Designated Agent at which such Placement ADSs were sold, provided that if the Placement ADSs were sold in currencies other than U.S. dollars, no effect will be given to the applicable exchange rates, after deduction of (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Designated Agent hereunder pursuant to Section 7(g) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)          Delivery of Placement ADSs.  On or before each Settlement Date, the Company will, or will instruct the Depositary through a delivery order to, electronically transfer the Placement ADSs being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be duly authorized, freely tradeable, transferable, registered ADSs in good deliverable form. On each Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company or the Depositary (under the Deposit Agreement) defaults in its obligation to deliver duly authorized Placement ADSs on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereof, it will (i) hold the Designated Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Designated Agent (without duplication) any commission, discount or other compensation to which it would otherwise have been entitled absent such default.

(c)          Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement ADSs if, after giving effect to the sale of such Placement ADSs, the aggregate number or gross sales proceeds of Placement ADSs sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of securities registered pursuant to, and available for offer and sale under, the Registration Statement pursuant to which the offering of Placement ADSs is being made, (ii) the number of authorized but unissued Ordinary Shares of the Company (less Ordinary Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized share capital), (iii) the number or dollar amount of securities permitted to be offered and sold by the Company under Form F-3 (including General Instruction I.B.5. thereof, if such instruction is applicable), (iv) the number or dollar amount of securities that the Company’s board of directors or a duly authorized committee thereof authorized the Company to issue and sell from time to time, and notified to the Designated Agent in writing, or (v) the dollar amount of ADSs for which the Company has filed the Sales Agreement Prospectus. Under no circumstances shall the Company cause or request the offer or sale of any Placement ADSs pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Designated Agent in writing. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 5(c) on the number or dollar amount of Placement ADSs that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agents shall have no obligation in connection with such compliance.

(d)          Sales Through Agents. With respect to the offering and sale of Placement ADSs pursuant to this Agreement, the Company agrees that any offer to sell Placement ADSs, any solicitation of an offer to buy Placement ADS, and any sales of Placement ADSs shall only be effected by or through one single Agent as the Designated Agent on any single given Trading Day, and in no event shall the Company request that more than one Agent offer or sell Placement ADSs pursuant to this Agreement on the same Trading Day.

  6.          Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Agents that as of the date of this Agreement, and as of (i) each Representation Date (as defined in Section 7(m)), (ii) each date on which a Placement Notice is given, (iii) the date and time of each sale of any Placement ADSs pursuant to this Agreement and (iv) each Settlement Date (each such time or date referred to in clauses (i) through (iv), an “Applicable Time”):

(a)          The Company meets the requirements for use of Form F-3 under the Securities Act and the Ordinary Shares have been or will be duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have been or will be declared effective under the Securities Act or has become or will become effective under the Securities Act, as applicable, and no stop order suspending the use of the Base Prospectus, the Sales Agreement Prospectus or the Prospectus, or the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(b)          At the respective times that the Registration Statement and any amendments thereto became or will become effective, at each time subsequent to the filing of the Registration Statement that the Company filed an annual report on Form 20-F (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), and at each Settlement Date, the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the Securities Act and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed or will be filed pursuant to Rule 424(b), and at each Settlement Date, and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Placement ADSs (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Sales Agreement Prospectus, together with the Base Prospectus and any amendments or supplements thereto filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, or delivered to the Agents for use in connection with the placements of the Placement ADSs, complied when so filed or when so delivered, as the case may be, in all material respects with the Securities Act.

The representations and warranties in the preceding paragraphs of this Section 6(b) do not apply to statements in or omissions from the Registration Statement, the Prospectus or any issuer free writing prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents as aforesaid consists of the information described as such in Section 9(b) hereof.

At the respective times that the Registration Statement or any amendment to any of the foregoing were filed or will be filed and as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Placement ADSs within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each issuer free writing prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Agents in connection with the placements of the Placement ADSs (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For the purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Agents, and any similar terms, include, without limitation, electronic delivery.

Each issuer free writing prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Placement ADSs did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus that has not been superseded or modified.

(c)          The Company and the Depositary have prepared and filed with the Commission a registration statement relating to the ADSs on Form F-6 (No. 333-185302) (the “Form F-6”) and a related prospectus for registration under the Securities Act of the ADSs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereinafter be required. The registration statement on Form F-6 for registration of the ADSs, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended are hereinafter called the “ADS Registration Statement.” The Form F-6 was declared effective under the Securities Act on December 26, 2012, and (i) no stop order preventing or suspending the effectiveness of the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission, (ii) the ADS Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and (iv) all of the Placement ADSs are registered pursuant to the ADS Registration Statement.

              (d)          The Company is a “foreign private issuer,” as such term is defined in Rule 405 of the Securities Act.

(e)          The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the respective times when they became effective or at the respective times when they were filed or will be filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act and none of such documents, as of the date they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in Registration Statement and the Prospectus, when such documents hereafter become effective or are hereafter filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Exchange Act and will not, as of the date such documents become effective or are filed with the Commission, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)          Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, which has audited and reviewed certain financial statements of the Company included in the Registration Statement and the Prospectus is an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (the “PCAOB”).

(g)          The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and the Subsidiary (as defined below) at the dates indicated and the results of operations, changes in shareholders’ equity and cash flows of the Company and the Subsidiary for the periods specified; the financial statements of any other entities or businesses included in the Registration Statement or the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of each such entity or business, as the case may be, and the Subsidiary at the dates indicated and the results of operations, changes in shareholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and the Subsidiary for the periods specified; and all such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements under the Securities Act or the Exchange Act. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects, in accordance with IFRS, the information required to be stated therein. The other financial data set forth or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement and the Prospectus. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.

(h)          Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) (i) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and the Subsidiary (as defined below) taken as a whole (in any such case, a “Material Adverse Effect”); (ii) except as otherwise disclosed in the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither the Company nor the Subsidiary has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and the Subsidiary taken as a whole, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Subsidiary on any class of its respective share capital.

(i)          Each of the Company and the Subsidiary has been duly organized and is validly existing as a company under the laws of the State of Israel or Delaware, respectively, and has power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and each of the Company and the Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has not been designated as a “breaching company” (within the meaning of the Israeli Companies Law, 1999) by the Registrar of Companies of the State of Israel.

(j)          RedHill Biopharma Inc. (the “Subsidiary”) is the Company’s only significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). Except as set forth in the Registration Statement and the Prospectus, the Company owns, directly or indirectly, all of the equity interests of the Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. The Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Subsidiary’s capital stock, from repaying to the Company any loans or advances to the Subsidiary from the Company or from transferring any of the Subsidiary’s property or assets to the Company.

(k)          The authorized, issued and outstanding share capital of the Company as of the date of this Agreement is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Prospectus. The issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable foreign (including Israeli), state and federal securities and “blue-sky” laws; and none of the outstanding shares of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(l)          This Agreement has been duly authorized, executed and delivered by the Company.

(m)          The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; upon due issuance of ADSs against the deposit of the Ordinary Shares in respect thereof in accordance with the Deposit Agreement, such ADSs will be duly and validly issued and the owners and holders thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Prospectus.

(n)          The Placement ADSs to be sold by the Company under this Agreement and the Underlying Shares have been duly authorized for issuance and sale to the Agents pursuant to this Agreement and, when issued and/or delivered by the Company or the Depositary, as the case may be, and when delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein for the Placement ADSs, will be validly issued, fully paid and non-assessable; no holder of the Placement ADSs or the Underlying Shares will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Placement ADSs and the Underlying Shares to be issued and sold by the Company under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(o)          Except as described in the Registration Statement and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not had any product or manufacturing site (whether Company-owned or that of a contract manufacturer for Company products or product candidates) subject to a governmental authority (including, without limitation, the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”)) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable laws. To the Company’s knowledge, neither the FDA nor any other governmental authority has threatened such action. Neither the Company nor the Subsidiary have received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court, arbitrator, regulatory agency or other governmental authority or third party alleging that any product operation or activity is in violation of any health care laws, nor to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened.

(p)          The Company, the Subsidiary, and their respective directors and officers and, to the Company’s knowledge, their respective employees and agents have operated and currently are in compliance in all material respects with applicable statutes and implementing regulations administered or enforced by the FDA, the U.S. Drug Enforcement Administration or any other federal, state, local, or foreign (including Israeli) governmental authority, including, without limitation, the federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal False Statements Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), all criminal laws relating to health care fraud and abuse, including, but not limited, to 18 U.S.C. §§ 286 and 287, the exclusions law (42 U.S.C. § 1320a-7), the statutes, regulations and directives of Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and all other government funded or sponsored healthcare programs, the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.), and all other regulations promulgated pursuant to such laws; and any other similar local, state, federal or foreign law or regulation. Neither the Company nor the Subsidiary is a party to, and do not have any ongoing reporting obligations pursuant to, any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. Neither the Company, the Subsidiary, nor, to the knowledge of the Company, any of their respective directors, officers, employees or agents has been debarred, excluded or suspended from participation in or receiving payment from any federal, state or local government health care program or is subject to an audit, investigation, proceeding or other similar action by any governmental authority that could reasonably be expected to result in debarment, suspension or exclusion.

(q)          The Ordinary Shares, all outstanding warrants and convertible securities and the Company’s articles of association and other organizational documents conform in all material respects to the respective statements relating thereto contained in the Registration Statement and the Prospectus.

(r)          Neither the Company nor the Subsidiary is (a) in violation of its organizational documents or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained (i) in any of its convertible notes, warrants and all other instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement (the “Subject Instruments”) or (ii) in any other contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, swap agreement, hedging agreement, lease or other instrument or agreement to which it is a party or by which it is bound or to which any of its property or assets is subject, other than the Company’s organizational documents, (these items, together with the Subject Instruments, are collectively referred to herein as the “Company Documents”) except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor the Subsidiary has received funding or grants from the Israel Innovation Authority (formerly known as the Office of the Chief Scientist) of the Israeli Ministry of Economy and Industry or the Israel Investment Authority for Industry and Economy Development (formerly known as the Investment Center) of the Israeli Ministry of Economy and Industry. Neither the Company nor the Subsidiary has received any notice denying, revoking or modifying any “approved enterprise” or “benefited enterprise” or “preferred enterprise” status under the Israeli Law for the Encouragement of Capital Investments, 5719-1959, with respect to any of the Company or the Subsidiary’s facilities or operations or any other tax benefits received by the Company or the Subsidiary, as applicable, under such law. All information supplied by the Company or the Subsidiary with respect to the applications or notifications relating to such “approved enterprise” status, “benefited enterprise” status and “preferred enterprise” status was true, correct and complete in all material respects when supplied to the appropriate authorities. The Company is in compliance in all material respects with the Israeli Companies Law, 1999 and the regulations promulgated thereunder (the “Israeli Companies Law”) and the Israeli Securities Law, 1968 and the regulations promulgated thereunder (the “Israeli Securities Law”). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Placement ADSs and the use of the proceeds from the sale of the Placement ADSs as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, termination event or repayment event under, or result in the creation or imposition of any lien upon any property or assets of the Company or the Subsidiary pursuant to (i) any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) the provisions of the organizational documents of the Company or the Subsidiary, or (iii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of the assets, properties or operations of the Company or the Subsidiary, as applicable, except with respect to this clause (iii) for any such violation that would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement. All corporate approvals on the part of the Company, including under Chapter 5 of Part VI of the Israeli Companies Law, for the offer or sale of the Placement ADSs and the transactions contemplated hereby have been obtained.

(s)          No labor dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or the Subsidiary which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(t)          There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or the Subsidiary or to which any of the properties or assets of the Company or the Subsidiary is the subject that is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement.

(u)          The information in the Prospectus under the captions “Risk Factors” and “Material Tax Considerations,” and the information in the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2020 under the captions “Item 4. Information on the Company—B. Business Overview—Intellectual Property,” “Item 4. Information on the Company—B. Business Overview—Government Regulations and Funding,” “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources,” “Item 6. Directors, Senior Management and Employees—B. Compensation,” “Item 6. Directors, Senior Management and Employees—C. Board Practices,” “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions,” “Item 8. Financial Information —A. Financial Statements and Other Financial Information—Legal Proceedings,” “Item 10. Additional Information—B. Memorandum and Articles of Association—Description of Securities—Ordinary Shares,” and “Item 10. Additional Information—E. Taxation,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s organizational documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits to the Registration Statement or the documents incorporated or deemed to be incorporated by reference therein which have not been so described and filed as required.

(v)          Except as otherwise disclosed in the Registration Statement or the Prospectus, each of the Company and the Subsidiary owns, or has obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property (1) described in the Registration Statement and the Prospectus as being owned or licensed by it or (2) which are necessary for the conduct of its business as currently conducted or as currently proposed in the Registration Statement and the Prospectus to be conducted (collectively, “Intellectual Property”) except in the case of clause (2) where the failure to own, possess or acquire such rights would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, to the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for Intellectual Property rights which are licensed by the Company or the Subsidiary from or granted by the Company or the Subsidiary to its partners, licensors, licensees and other third parties and customary reversionary rights of third-party licensors with respect to Intellectual Property that is licensed to the Company or the Subsidiary; and (ii) there is no infringement by third parties of any Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company or the Subsidiary’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or the Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and the Subsidiary has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or the Subsidiary, as applicable, and to the knowledge of the Company all such agreements are in full force and effect. The product candidates described in the Registration Statement and the Prospectus as under development by the Company or the Subsidiary fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or the Subsidiary, as applicable.

(w)          The current status of discussions with regulatory authorities is accurately described in the Registration Statement and the Prospectus. The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or the Subsidiary that are described or referred to in the Registration Statement and the Prospectus were and, if still pending, are being conducted in compliance in all material respects with all statutes, laws, rules, regulations, guidance and protocols, as applicable (including, without limitation, those administered by the FDA, the Israeli Ministry of Health or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, and the relevant laws, rules and regulations of the Israeli Ministry of Health), except for any non-compliance that would not reasonably be expected to result in a Material Adverse Effect. The descriptions of the results of such studies and tests that are described or referred to in the Registration Statement and the Prospectus are accurate in all material respects and fairly present in all material respects the data derived from such studies and tests, and the Company has no knowledge of other studies or tests the results of which are materially inconsistent with the results described or referred to in the Registration Statement and the Prospectus. Neither the Company nor the Subsidiary has received any notices of non-compliance from the Israeli Ministry of Health, the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests, except for any termination or suspension that would not reasonably be expected to result in a Material Adverse Effect. For the avoidance of doubt, the Company makes no representation or warranty that the results of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or the Subsidiary will be sufficient to obtain governmental approval from the FDA or any foreign (including Israeli), federal, state or local governmental body exercising comparable authority.

(x)          Neither the Company nor the Subsidiary has failed to file with applicable regulatory authorities any filing, declaration, listing, registration, report or submission that is required to be so filed for the current conduct of its business, except for any filing, declaration, listing, registration, report or submission the failure of which to be filed would not reasonably be expected to result in a Material Adverse Effect. All such filings were in material compliance with applicable laws, rules and regulations when filed and no material deficiencies that have not been remedied have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any Israeli or other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions.

(y)          (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (including Israeli), (B) no authorization, approval, vote or consent of any holder of shares or other securities of the Company or creditor of the Company, (C) no authorization, approval, waiver or consent under any Company Document or organizational document, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required to be obtained by the Company for the authorization, execution, delivery or performance by the Company of this Agreement, for the offering of the Placement ADSs as contemplated by this Agreement, for the issuance, sale or delivery of the Placement ADSs to be sold by the Company pursuant to this Agreement, for the issuance of the Underlying Shares or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement and the Prospectus, except (A) such as have been obtained under applicable laws (domestic or foreign, including Israeli) including, without limitation, the Securities Act and the Exchange Act, (B) the listing, subject only to notice of issuance, of the ADSs on the Nasdaq Global Market and (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchases and distributions of the Placement ADSs by the Agents.

(z)          Each of the Company and the Subsidiary possesses such franchises, grants, permits, easements, licenses, approvals, consents, certificates, orders and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate self-regulatory, federal, state, local or foreign (including Israeli) regulatory agencies, authorities or bodies (including, without limitation, those administered by the FDA or by any foreign (including Israeli), federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, including the relevant guidelines of the Israeli Ministry of Health) necessary to conduct the business now operated by it; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, each of the Company and the Subsidiary is in compliance with the terms and conditions of all such Governmental Licenses applicable to it, all such Governmental Licenses are valid and in full force and effect; and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, and to the knowledge of the Company, no such proceedings are threatened.

(aa)          Each of the Company and the Subsidiary has good and marketable title in fee simple to all real property owned by it (if any) and good title to all other properties and assets owned by it, in each case, free and clear of all liens except such as (a) are described in the Registration Statement and the Prospectus or (b) are not, individually or in the aggregate, material to the Company and the Subsidiary, taken as a whole, are not required to be disclosed in the Registration Statement or the Prospectus, do not, individually or in the aggregate, materially affect the value of such property; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Company or the Subsidiary are held by it under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not interfere in any material respect with the use made or proposed to be made of such property and buildings or other improvements by the Company or the Subsidiary, as applicable, and all such leases and subleases are in full force and effect; and neither the Company nor the Subsidiary has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Subsidiary under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or the Subsidiary to the continued possession of the leased or subleased premises or to the continued use of the leased or subleased equipment or other property except for such claims which, if successfully asserted against the Company or the Subsidiary, as applicable, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(bb)          Neither the Company nor the Subsidiary is, and upon the issuance and sale of the Placement ADSs as herein contemplated and the receipt and application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds,” neither of them will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc)          Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor the Subsidiary is in violation of any federal, state, local or foreign (including Israeli) statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Company and the Subsidiary has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Subsidiary and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the Subsidiary relating to Hazardous Materials or any Environmental Laws.

(dd)          Except as described in the Registration Statement and the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the Placements contemplated by this Agreement or (B) otherwise registered by the Company under the Securities Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the Placements contemplated by this Agreement or sold in connection with the sale of the Placement ADSs, except in each case for such rights that have been duly waived in writing; and the Company has given all notices required by, and has otherwise complied in all material respects with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(ee)          The ADSs are listed on the Nasdaq Global Market and the Placement ADSs being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the Nasdaq Global Market.

(ff)          All of the information provided to the Agents or to counsel for the Agents by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Placement ADSs is true, complete, correct and compliant with the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules is true, complete and correct.

(gg)          Each of the Company and the Subsidiary has filed all foreign (including Israeli), federal, state and local tax returns that are required to be filed or has obtained extensions thereof, and all such tax returns are complete and accurate, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each of the Company and the Subsidiary has paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(hh)          Each of the Company and the Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all material policies of insurance and any fidelity or surety bonds insuring the Company or the Subsidiary or the business, assets, employees, officers and directors of the Company or the Subsidiary, as applicable, are in full force and effect; each of the Company and the Subsidiary is in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or the Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor the Subsidiary has been refused any material insurance coverage sought or applied for; and neither the Company nor the Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(ii)          Each of the Company and the Subsidiary maintains and has established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 under the Exchange Act) designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, there has not been (1) at any time during the Company’s five consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement and the Prospectus or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), or (2) any fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established, and maintains, “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company relating to the Company and the Subsidiary in the reports that it files or submits under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting, in each case that occurred or existed, or was first detected, at any time during the Company’s five consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement and the Prospectus or at any time subsequent thereto.

(jj)          There is and has been no failure on the part of the Company or on the part of any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)          Neither the Registration Statement nor the ADS Registration Statement is the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act. The Company has provided the Agents with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants with respect to the Registration Statement, the Prospectus, any issuer free writing prospectus or any document incorporated or deemed to be incorporated by reference therein and of all written responses thereto and with respect to the ADS Registration Statement (in each case other than comment letters or written responses that are publicly available on EDGAR), and no such comments remain unresolved.

(ll)          Neither the Company nor the Subsidiary has taken, and neither the Company nor the Subsidiary will take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Placement ADSs. In addition, neither the Company nor the Subsidiary has engaged, and neither the Company nor the Subsidiary will engage, in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel. All grants and issuances of the Company’s securities (including under any share purchase or other equity incentive plans) were made in compliance with the Israeli Securities Law.

(mm)          Any statistical, demographic, market-related and similar data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflects in all material respects the materials upon which such data is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Agents.

(nn)          Neither the Company nor the Subsidiary, nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement or the Prospectus.

(oo)          The operations of the Company and the Subsidiary are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Israel Prohibition on Money Laundering Law, 5760-2000, as amended, the Israel Prohibition on Funding of Terrorism Law, 5765-2005, as amended, and the regulations and orders promulgated thereunder, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(pp)          Neither the Company nor the Subsidiary, nor any director or officer, nor, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or the Subsidiary has, in the course of its actions for, or on behalf of, the Company or the Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or government employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation, including without limitation, the provisions of Sections 291 and 291A of the Israel Penal Law, 5737-1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and the Subsidiary and, to the knowledge of the Company, the affiliates of the Company and the Subsidiary have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq)          Neither the Company nor the Subsidiary, nor any director or officer of the Company or the Subsidiary, nor, to the knowledge of the Company, any agent, employee or representative of the Company or the Subsidiary, affiliate or other person acting on behalf of the Company or the Subsidiary is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or the Subsidiary located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, the Democratic Republic of the Congo, Iran, North Korea, the Crimean region, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Placement ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and the Subsidiary have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(rr)          Each benefit, pension and compensation plan, agreement policy and arrangement that is maintained, administered or contributed to by the Company for current or former employees or directors of the Company or the Subsidiary, or with respect to which any of such entities would reasonably be expected to have any current, future or contingent liability or responsibility, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, except as would not individually or in the aggregate be expected to have a Material Adverse Effect and except with respect to matters over which the Company does not have control; the Company has complied with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements, except as would not individually or in the aggregate be expected to have Material Adverse Effect; the fair market value of the assets of each such plan, agreement, policy and arrangement which is required or intended to be funded (excluding for these purposes accrued but unpaid contributions) exceeds in all material respects the present value of all benefits accrued or earned or payments due under such plan, agreement, policy or arrangement determined using reasonable actuarial assumptions. The liabilities reflected on the relevant entity’s financial statements with respect to each such plan, agreement, policy and arrangement which is not required or intended to be funded accurately reflects in all material respects the present value of all benefits earned or accrued or payments due under such plan, agreement, policy or arrangement determined using reasonable actuarial assumptions.

(ss)          Except as disclosed in the Registration Statement and the Prospectus, (i) neither the Company nor the Subsidiary has a lending or similar relationship with either Agent or any bank or other lending institution affiliated with either Agent; (ii) the Company will not, directly or indirectly, use any of the proceeds from the sales of the Placement ADSs by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by either Agent or any of their respective “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to the Agents or any of their respective “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Company or the Subsidiary, on one hand, and the Agents or any of their respective “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Placement ADSs contemplated hereby or disclosed in the Registration Statement or Prospectus.

(tt)          Except as disclosed in the Registration Statement and the Prospectus, none of the persons who were officers or directors of the Company as of the date of the hereof has given oral or written notice to the Company of his or her resignation, nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its board of directors.

(uu)          No transaction, stamp or other issuance or transfer taxes or duties, and, assuming that neither Agent is otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel, no capital gains, income, withholding or other taxes, are payable by or on behalf of either Agent to the State of Israel or to any political subdivision or authority thereof or therein in connection with: (i) the issuance, sale and delivery of the Placement ADSs by the Company; (ii) the purchase from the Company, and the initial sales and deliveries by the Agents of the Placement ADSs to purchasers thereof or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(vv)          There are no business relationships or related party transactions involving the Company or the Subsidiary or, to the knowledge of the Company, any other person that are required to be described in the Prospectus that have not been described as required.

(ww)          Neither the Company nor the Subsidiary is a party to or otherwise bound by any instrument or agreement that limits or prohibits or under its terms could limit or prohibit, directly or indirectly, the Company or the Subsidiary from paying any dividends or making other distributions on its respective share capital except as described in the Registration Statement and the Prospectus.

(xx)          There is not a broker, finder or other party that is entitled to receive from the Company or the Subsidiary any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for discounts and commissions in connection with the sales of the Placement ADSs through the Agents pursuant to this Agreement and the other fees and expense reimbursements set forth herein.

(yy)          Under current laws and regulations of the State of Israel and any political subdivision thereof, all dividends and other distributions declared and payable on the Placement ADSs or the Ordinary Shares may be paid by the Company to the holder thereof in United States dollars or New Israeli Shekels that may be converted into foreign currency and freely transferred out of the State of Israel.

(zz)          The Company has validly and irrevocably appointed RedHill Biopharma Inc. as its authorized agent for service of process pursuant to this Agreement and in connection with the Registration Statement.

(aaa)          Neither the Company nor the Subsidiary nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(bbb)          The Company has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly and irrevocably submitted, to the personal jurisdiction of each U.S. federal court or state court located in the Borough of Manhattan, the City of New York, New York, U.S.A.

(ccc)          Each of the Company and the Subsidiary has been and is in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ddd)          Except as disclosed in the Prospectus, neither the Company nor the Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any preliminary prospectus, the Prospectus or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or the Subsidiary or, to the Company’s knowledge, by any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(eee)          Prior to the later of (i) each Settlement Date and (ii) the completion of the Agents’ distribution of the Placement ADSs, the Company has not distributed and will not distribute any offering material in connection with the offering and sales of the Placement ADSs other than the Registration Statement, the ADS Registration Statement, the Prospectus or any free writing prospectus reviewed and consented to by the Agents, the free writing prospectuses, if any, identified on Exhibit A hereto.

 (fff)          The Company acknowledges and agrees that the Agents have informed the Company that the Agents may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell ADSs for their own respective accounts while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Designated Agent may engage in sales of Placement ADSs purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agents, except as may be otherwise agreed by the Company and the Agents.

(ggg)          The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(hhh)          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(iii)          Except as disclosed in the Registration Statement and the Prospectus, the Company does not anticipate being treated as a “passive foreign investment company,” as such term is defined in the Internal Revenue Code of 1986, as amended (the “Code”), for the fiscal year ended December 31, 2021. Neither the Company nor the Subsidiary is, and, after giving effect to the placements of the Placement ADSs and the application of the proceeds thereof, neither of them will be, a “controlled foreign corporation” as defined by the Code.

  7.          Covenants of the Company.  The Company covenants and agrees with the Agents that:

(a)          Registration Statement Amendments.  After the date of this Agreement and during any period in which the Prospectus relating to any Placement ADSs is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule); (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than Incorporated Documents, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement ADSs by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agents shall have with respect to the failure by the Company to make such filing (but without limiting the Agents’ rights under Section 9 hereof) will be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than Incorporated Documents, relating to the Placement ADSs or a security convertible into or exchangeable or exercisable for the Placement ADSs unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto (provided, however, that the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agents shall have with respect to the Company’s making such filing notwithstanding the Agents’ objection (but without limiting the Agents’ rights under Section 9 hereof) will be to cease making sales under this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any Incorporated Document, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than Incorporated Documents, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act and, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b)          Notice of Commission Stop Orders.  The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement ADSs for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agents promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or for additional information related to the offering of the Placement ADSs or for additional information related to the Registration Statement or the Prospectus.

(c)          Delivery of Prospectus; Subsequent Changes.  During any period in which the Prospectus relating to the Placement ADSs is required to be delivered by the Agents under the Securities Act with respect to the offer and sale of the Placement ADSs (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement ADSs during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its best efforts to comply with the provisions thereof and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agents promptly of all such filings if not available on EDGAR.

(d)          Listing of Placement ADSs.  During any period in which the Prospectus relating to the Placement ADSs is required to be delivered by the Agents under the Securities Act with respect to the offer and sale of the Placement ADSs (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will use its commercially reasonable efforts to cause the Placement ADSs to be listed on the Nasdaq Global Market. The Company will timely file with Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are traded on the Nasdaq Global Market.

(e)          Delivery of Registration Statement and Prospectus.  The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which the Prospectus relating to the Placement ADSs is required to be delivered under the Securities Act (including all Incorporated Documents filed with the Commission during such period), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement ADSs may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.

(f)          Earnings Statement.  The Company will make generally available to its security holders and to the Agents as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of and Rule 158 under the Securities Act.

(g)          Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of the Prospectus and of each amendment and supplement thereto and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement ADSs, (ii) the preparation, issuance, sale and delivery of the Placement ADSs and any taxes due or payable in connection therewith, (iii) the qualification of the Placement ADSs under securities laws in accordance with the provisions of Section 7(w) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Agents in connection therewith shall be paid by the Agents except as set forth in clauses (vii) and (viii) below), (iv) the printing and delivery to the Agents and its counsel of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement ADSs for trading on the Nasdaq Global Market, (vi) the filing fees and expenses, if any, owed to the Commission or FINRA and the fees and expenses of the Depositary for the ADSs, (vii) the reasonable fees and disbursements of the Agents’ outside legal counsel (A) in an amount not to exceed $75,000 in connection with the establishment of the offering program contemplated by this Agreement (in addition to the fees and associated expenses referred to in clause (vi) above), and (B) in an amount not to exceed an additional $15,000 per fiscal quarter thereafter.

(h)          Use of Proceeds.  The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)          Notice of Other Sales.  Without the prior written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares or ADSs (other than the Placement ADSs offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs, warrants or any rights to purchase or acquire Ordinary Shares or ADSs during the period beginning on the fifth Trading Day immediately prior to the date on which any Placement Notice is delivered to the Designated Agent hereunder and ending on the second Trading Day immediately following the final Settlement Date with respect to Placement ADSs sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement ADSs covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or other similar continuous equity transaction (such as an equity line of credit), offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares or ADSs (other than the Placement ADSs offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Ordinary Shares or Placement ADSs, warrants or any rights to purchase or acquire, Ordinary Shares or ADSs prior to the later of the termination of this Agreement and the sixtieth day immediately following the final Settlement Date with respect to Placement ADSs sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Ordinary Shares or ADSs, options to purchase Ordinary Shares or ADSs, or other securities under the Company’s existing equity incentive plans, or Ordinary Shares or ADSs issuable upon the exercise of options or vesting of other securities, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Ordinary Shares or ADSs subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Ordinary Shares or ADSs issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise agreed to in writing by the Agents and (iii) Ordinary Shares or ADSs or securities convertible into or exchangeable for Ordinary Shares or ADSs as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes.

(j)          Change of Circumstances.  The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement ADSs, advise the Agents promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided or required to be provided to the Agents pursuant to this Agreement.

(k)          Due Diligence Cooperation.  During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agents and their respective affiliates, agents and counsel from time to time in connection with the transactions contemplated hereby, including providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(l)          Required Filings Relating to Placement of Placement ADSs.  The Company agrees that on or prior to such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the number or amount of Placement ADSs sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement ADSs, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market; provided, that, unless a prospectus supplement containing such information is required to be filed under the Securities Act, the requirement of this Section 7(l) may be satisfied by the Company’s inclusion in the Company’s next-filed quarterly report on Form 6-K or Form 20-F, as applicable, of the number or amount of Placement ADSs sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement ADSs during the relevant period.

(m)          Representation Dates; Certificate.  On or prior to the date on which the Company first delivers a Placement Notice pursuant to this agreement (the “First Placement Notice Date”) and each time the Company:

(i)          amends or supplements the Registration Statement or the Prospectus relating to the Placement ADSs (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus relating to the Placement ADSs;

(ii)          files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F); or

(iii)          files a quarterly report on Form 6-K or a report on Form 6-K containing amended financial information under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iii) shall be a “Representation Date”), the Company shall furnish the Agents (but in the case of clause (iii) above only if (1) a Placement Notice is pending or in effect and (2) the Agents requests such certificate within three Business Days after the filing of such Form 6-K with the Commission) with a certificate, in the form attached hereto as Exhibit 7(m) (modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented), within two Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending or in effect, which waiver shall continue until the earlier to occur of (1) the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and (2) the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement ADSs following a Representation Date on which the Company relied on the waiver referred to in the previous sentence and did not provide the Agents with a certificate under this Section 7(m), then before the Company delivers a Placement Notice or the Designated Agent sells any Placement ADSs pursuant thereto, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of such Placement Notice. Within two Trading Days of each Representation Date, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents may reasonably request.

(n)          Legal Opinions.  On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable, the Company shall cause to be furnished to the Agents the written opinion and negative assurance letter of Gross & Co., Israeli counsel to the Company, and of Haynes and Boone, LLP, U.S. counsel to the Company, or such other Israeli or U.S. counsel satisfactory to the Agents (“Company Counsel”), in form and substance satisfactory to the Agents and their counsel, dated the date that the opinion and negative assurance letter are required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion and negative assurance letter for subsequent Representation Dates, Company Counsel may furnish the Agents with a letter to the effect that the Agents may rely on a prior opinion or negative assurance letter delivered by such counsel under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o)          Intellectual Property Opinion. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable, the Company shall cause to be furnished to the Agents the written opinion of Greenberg Traurig, LLP, counsel for the Company with respect to intellectual property matters, or such other intellectual property counsel satisfactory to the Agents (“Intellectual Property Counsel”), in form and substance satisfactory to the Agents and their counsel, dated the date that the opinion letter is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such written opinion for subsequent Representation Dates, Intellectual Property Counsel may furnish the Agents with a letter to the effect that the Agents may rely on a prior opinion letter delivered by such counsel under this Section 7(o) to the same extent as if it were dated the date of such opinion letter (except that statements in such prior opinion letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)          Comfort Letter.  On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable, the Company shall cause its independent registered public accounting firm (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agents letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(p); provided, that if requested by the Agents, the Company shall cause a Comfort Letter to be furnished to the Agents within 10 Trading Days of the occurrence of any material transaction or event that necessitates the filing of additional, pro forma, amended or revised financial statements (including any restatement of previously issued financial statements). Each Comfort Letter shall be in form and substance satisfactory to the Agents and each Comfort Letter from the Company’s independent registered public accounting firm shall (i) confirm that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) state, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) update the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)          Market Activities.  The Company will not, directly or indirectly, and will cause its officers, directors and Subsidiary not to (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or ADSs or (ii) sell, bid for, or purchase Ordinary Shares or ADSs in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement ADSs other than the Agent; provided, however, that the Company may bid for and purchase Ordinary Shares or ADSs in accordance with Rule 10b-18 under the Exchange Act.

(r)          Insurance.  The Company and the Subsidiary shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(s)          Compliance with Laws.  The Company and the Subsidiary shall maintain, or cause to be maintained, all material environmental certificates, authorizations or permits required by federal, state and local law in order to conduct their businesses as described in the Prospectus (collectively, “Permits”), and the Company and the Subsidiary shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such Permits and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such Permits could not reasonably be expected to result in a Material Adverse Effect.

(t)          Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiary will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(u)          Securities Act and Exchange Act.  The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Placement ADSs as contemplated by the provisions hereof and the Prospectus.

(v)          No Offer to Sell.  Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and the Agents, neither the Agents nor the Company (including its agents and representatives, other than the Designated Agent in its capacity as agent) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement ADSs hereunder.

(w)          Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents, to qualify the Placement ADSs for offering and sale, or to obtain an exemption for the Placement ADSs to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement ADSs (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement ADSs have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement ADSs (but in no event for less than one year from the date of this Agreement).

(x)          Sarbanes-Oxley Act.  The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s financial statements in accordance with IFRS, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to it by others within the Company, particularly during the period in which such periodic reports are being prepared..

(y)          Renewal of Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Placement ADSs remain unsold and this Agreement has not been terminated, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the ADSs that may be offered and sold pursuant to this Agreement (which shall include a prospectus reflecting the number or amount of Placement ADSs that may be offered and sold pursuant to this Agreement), in a form satisfactory to the Agents and their counsel, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Placement ADSs to continue as contemplated in the expired registration statement and this Agreement. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(z)          General Instruction I.B.5. of Form F-3. If, from and after the date of this Agreement, the Company is no longer eligible to use Form F-3 (including pursuant to General Instruction I.B.5.) at the time it files with the Commission an annual report on Form 20-F or any post-effective amendment to the Registration Statement, then it shall promptly notify the Agents and, within two Business Days after the date of filing of such annual report on Form 20-F or amendment to the Registration Statement, the Company shall file a new prospectus supplement with the Commission reflecting the number of ADSs available to be offered and sold by the Company under this Agreement pursuant to General Instruction I.B.5. of Form F-3; provided, however, that the Company may delay the filing of any such prospectus supplement for up to 30 days if, in the reasonable judgment of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect or pending during such time. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agents to resume the offering of Placement ADSs.

(aa)          Tax Indemnity. The Company will indemnify and hold harmless the Agents against any documentary, stamp or similar issue tax, including any interest and penalties, on the issue and sale of the Placement ADSs.

(bb)          Depositary. The Company has engaged and will maintain, at its sole expense, a depositary for its ADSs.

  8.          Conditions to the Agents’ Obligations. The obligations of the Designated Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agents of a due diligence review satisfactory to the Agents in their reasonable judgment, and to the continuing satisfaction (or waiver by the Agents in their sole discretion) of the following additional conditions:

(a)          Registration Statement Effective.  The Registration Statement shall be effective and shall be available for all offers and sales of Placement ADSs (i) that have been issued pursuant to all prior Placement Notices and (ii) that will be issued pursuant to any Placement Notice.

(b)          Sales Agreement Prospectus. The Company shall have filed with the Commission the Base Prospectus and the Sales Agreement Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of effectiveness of the Registration Statement.

(c)          No Material Notices.  None of the following events shall have occurred and be continuing: (i) receipt by the Company or the Subsidiary of any request for additional information from the Commission or any other federal, state or foreign (including Israeli) governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal, state or foreign (including Israeli) governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company or the Subsidiary of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement ADSs for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or Incorporated Documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)          No Misstatement or Material Omission.  The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ opinion is material, or omits to state a fact that in the Agents’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e)          Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized share capital of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities), if any, by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), if any, the effect of which, in the judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement ADSs on the terms and in the manner contemplated in the Prospectus.

(f)          Company Counsel Legal Opinions.  The Agents shall have received the opinions and negative assurance letters, as applicable, of Company Counsel and Intellectual Property Counsel required to be delivered pursuant to Section 7(n) and Section 7(o), as applicable, on or before the date on which such delivery of such opinions and negative assurance letters are required pursuant to Section 7(n) and Section 7(o), as applicable.

(g)          Agents’ Counsel Legal Opinion.  The Agents shall have received from Covington & Burling LLP, U.S. counsel for the Agents, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they may request to enable them to pass upon such matters.

(h)          Depositary’s Counsel Legal Opinion.  The Agents shall have received from Emmet, Marvin & Martin, LLP, counsel for the Depositary, an opinion, on or prior to the First Placement Notice Date, satisfactory in form and substance to the Agents and counsel for the Agents.

(i)          Comfort Letter.  The Agents shall have received the Comfort Letter required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(p).

(j)          Representation Certificate.  The Agents shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(k)          Secretary’s Certificate. On or prior to the First Placement Notice Date, the Agents shall have received a certificate, signed on behalf of the Company by the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date and in form and substance satisfactory to the Agents and their counsel, certifying as to (i) articles of association of the Company, as amended, (ii) the resolutions of the board of directors of the Company or duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement, the sale of the Placement ADSs and the issuance of the Underlying Shares and (iii) the incumbency of the officers of the Company duly authorized to execute this Agreement and the other documents contemplated by this Agreement (including each of the officers set forth on Schedule 2).

(l)          CFO Certificate. On or prior to the First Placement Notice Date, the Agents shall have received a certificate, signed on behalf of the Company by the Chief Financial Officer of the Company, dated as of such date and in form and substance satisfactory to the Agents and their counsel, with respect to certain financial data contained in the Registration Statement and the Prospectus, providing “management comfort” with respect to such information.

(m)         Depositary Certificate. On or prior to the First Placement Notice Date, the Depositary shall have furnished or caused to be furnished to the Agents a certificate satisfactory to the Agents of one of its authorized officers stating that the Deposit Agreement has been duly executed and has not been terminated by the Depositary.

(n)          Deposit Agreement. The Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of Underlying Shares and the issuance of the Placement ADSs in accordance with the Deposit Agreement.

(o)          No Suspension.  The ADSs shall be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq Global Market. Trading in the ADSs shall not have been suspended on, and the ADSs shall not have been delisted from, the Nasdaq Global Market.

(p)          Other Materials.  On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Agents such appropriate further information, opinions, certificates, letters and other documents as the Agents may have reasonably requested. All such information, opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished the Agents with conformed copies of such opinions, certificates, letters and other documents as the Agents may have reasonably requested.

(q)          Securities Act Filings Made.  All filings with the Commission required by Rule 424(b) or Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) or Rule 433, as applicable.

(r)          Approval for Listing.  Either (i) the Placement ADSs shall have been approved for listing on the Nasdaq Global Market, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement ADSs on the Nasdaq Global Market at, or prior to, the First Placement Notice Date and Nasdaq shall have reviewed such application and not provided any objections thereto.

(s)          FINRA.  FINRA shall have raised no objection to the terms of the offering contemplated hereby and the amount of compensation allowable or payable to the Agents as described in the Prospectus.

(t)          No Termination Event.  There shall not have occurred any event that would permit either Agent to terminate this Agreement pursuant to Section 11(a).

9.          Indemnification and Contribution.

(a)          Company Indemnification.  The Company agrees to indemnify and hold harmless the Agents, their affiliates and their affiliates’ respective partners, members, directors, officers, employees and agents, and each person, if any, who (i) controls the applicable Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the applicable Agent, in each case from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in accordance with this Section 9), any action, suit, investigation or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party (including any governmental or self-regulatory authority, or otherwise, or any claim asserted or threatened), as and when incurred, to which the applicable Agent, or any such other person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement to the Registration Statement or the Prospectus) or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify Ordinary Shares or ADSs under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein (solely with respect to the Prospectus, in light of the circumstances under which they were made) not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties or agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement ADSs pursuant to this Agreement and is caused, directly or indirectly, by an untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with the Agents’ Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)          Agent Indemnification. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agents’ Information.

(c)          Procedure.  Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to such fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under this Section 9, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)          Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or an Agent, the Company and such Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, investigation or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than such Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and such Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and such Agent on the other hand. The relative benefits received by the Company on the one hand and such Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement ADSs (before deducting expenses) received by the Company bear to the total compensation received by such Agent from the sale of Placement ADSs on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and such Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for the purpose of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, suit, investigation, proceeding or claim to the extent consistent with this Section 9. Notwithstanding the foregoing provisions of this Section 9(e), neither Agent shall be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(e), any person who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any affiliates of either Agent, any partners, members, directors, officers, employees and agents of either Agent and each person that is controlled by or under common control with either Agent will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof or pursuant to Section 9(d) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof. The Agents’ respective obligations to contribute pursuant to this section are several in proportion to the respective number of Placement ADSs they have sold hereunder, and not joint.

10.          Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agents, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement ADSs and payment therefor or (iii) any termination of this Agreement.

11.          Termination.

(a)          Each Agent, individually, shall have the right, by giving notice as hereinafter specified, at any time to terminate this Agreement with respect to itself if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, has occurred that, in the judgment of such Agent, may materially impair the ability of the Agents to sell the Placement ADSs hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion or letter required under Section 7(m), Section 7(n), Section 7(o) or Section 7(p), the Agents’ right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than 15 calendar days from the date such delivery was required, (iii) any other condition of the Agents’ obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Placement ADSs or in securities generally on the Nasdaq Global Market shall have occurred, (v) a general banking moratorium shall have been declared by any of United States federal or New York authorities, or (vi) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions that, in the judgment of such Agent, may materially impair the ability of such Agent to sell the Placement ADSs hereunder or to enforce contracts for the sale of securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 19 hereof shall remain in full force and effect notwithstanding such termination. If either Agent elects to terminate this Agreement as provided in this Section 11(a), such Agent shall provide the required notice as specified in Section 12.

(b)          The Company shall have the right, by giving 10 days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(c)          Each Agent, individually, shall have the right, by giving 10 days’ prior notice as hereinafter specified, to terminate this Agreement with respect to itself in such Agent’s sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d)          Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement ADSs through the Agents on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(e)          This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 19 shall remain in full force and effect.

(f)          Any termination of this Agreement pursuant to Section 11(a), 11(b), or 11(c) above shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement ADSs, such Placement ADSs shall settle in accordance with the provisions of this Agreement. Upon termination of this Agreement, the Company shall not be required to pay to the Agents any discount or commission with respect to any Placement ADSs not otherwise sold by the Agents under this Agreement; provided, however, that the Company shall remain obligated to reimburse the Agents’ expenses pursuant to Section 7(g).

(g)          Upon any termination by a single Agent pursuant to Section 11(a), 11(b), or 11(c), the Company shall file a Report on Form 6-K announcing the termination of this Agreement as to such Agent, which Report on Form 6-K shall state that such Report on Form 6-K is incorporated by reference into the Registration Statement.

12.          Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agent, shall be delivered to:

SVB Leerink LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019
Attention: Peter M. Fry
E-mail: peter.fry@svbleerink.com

Cantor Fitzgerald & Co.
499 Park Avenue
New York, NY 10022
Attention: Capital Markets
Facsimile: (212) 307-3730

with copies (which shall not constitute notice) to:

SVB Leerink LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019
Attention: Stuart R. Nayman, Esq.
E-mail: stuart.nayman@svbleerink.com

Cantor Fitzgerald & Co.
499 Park Avenue
New York, NY 10022
Attention: General Counsel
Facsimile: (212) 829-4708

Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attention: Matthew T. Gehl
E-mail: mgehl@cov.com

Gornitzky & Co
Zion Building, 45 Rothschild Blvd.
Tel Aviv, 6578403, Israel
Attention: Chaim Friedland and Ari Fried
E-mail: friedland@gornitzky.com; arif@gornitzky.com

and if to the Company, shall be delivered to:

RedHill Biopharma Ltd.
21 Ha’arba’a Street
Tel Aviv, Israel 6473921
Attention: Micha Ben Chorin
E-mail: micha@redhillbio.com
Fax: + 972-3-541-3144

with copies (which shall not constitute notice) to:

Haynes and Boone, LLP
30 Rockefeller Plaza
26th Floor
New York, New York 10112
Attention: Rick A. Werner
E-mail: rick.werner@haynesboone.com

Gross & Co.
One Azrieli Center
Round Building
Tel Aviv 6701101, Israel
Attention: Perry Wildes
E-mail: perry@gkh-law.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 P.M., New York City time, on a Business Day, or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice as set forth in the next paragraph, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq Global Market and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party in Section 12. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives actual acknowledgment of receipt from the person whom the notice is sent, other than via auto-reply. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within 10 days of receipt of the written request for Nonelectronic Notice.

13.          Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company and the Agents and their respective successors and the affiliates, controlling persons, officers, directors and other persons referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of each such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, the persons referred to in the preceding sentence and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that either Agent may assign its rights and obligations hereunder to an affiliate of such Agent without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.

14.          Adjustments for Share Splits.  The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Ordinary Shares.

15.          Entire Agreement; Amendment; Severability; Waiver.  This Agreement (including all schedules (as amended pursuant to this Agreement) and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent; provided, however, that Schedule 2 of this Agreement may be amended by either party from time to time by sending a notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 and, upon such amendment, all references herein to Schedule 2 shall automatically be deemed to refer to such amended Schedule 2. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

16.          GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.          Waiver of Immunity. With respect to any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, the Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it would otherwise be entitled, and with respect to any such action, suit or proceeding, waives any such immunity in any court of competent jurisdiction, and agrees not to raise or claim or cause to be pleaded any such immunity at or in respect of any such action, suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

18.          Judgment Currency; Payments. The obligation of the Company in respect of any sum due to the Agents under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars (the “Judgment Currency”), not be discharged until the first Business Day following receipt by the Agents of any sum adjudged to be so due in the Judgment Currency on which (and only to the extent that) the Agents may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency; if the U.S. dollars so purchased are less than the sum originally due to the Agents hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agents against such loss in respect of any sum due to the Agents from the Company. If the U.S. dollars so purchased are greater than the sum originally due to the Agents hereunder, the Agents agree to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to the Agents hereunder. All payments made or deemed to be made by the Company under this Agreement, if any, to the Agents, their respective affiliates, and their affiliates’ respective partners, members, directors, officers, employees and agents or to any person controlling either Agent within the meaning of the Securities Act or the Exchange Act or that is controlled by or is under common control with either Agent, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income or similar taxes) imposed or levied by or on behalf of the State of Israel or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Agents, their respective affiliates, and their affiliates’ respective partners, members, directors, officers, employees and agents or to any person controlling either Agent within the meaning of the Securities Act or the Exchange Act or that is controlled by or is under common control with either Agent, as the case may be, of the amounts that would otherwise have been receivable in respect thereof.

19.          Consent to Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any of the transactions contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy (certified or registered mail, return receipt requested) to such party at the address in effect for notices under Section 12 of this Agreement and agrees that such service shall constitute good and sufficient notice of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

20.          Construction.

(a)          The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

(b)          Words defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)          The words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d)          Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”

(e)          References herein to any gender shall include each other gender.

(f)          References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

21.          Permitted Free Writing Prospectuses. Each of the Company and the Agents represents, warrants and agrees that, unless it obtains the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the Placement ADSs that would constitute an issuer free writing prospectus, or that would otherwise constitute a free writing prospectus (as defined in Rule 405), required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

22.          Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)          the Agents have been retained to act as sales agent in connection with the sale of the Placement ADSs, the Agents have acted at arms’ length and no fiduciary or advisory relationship between the Company or any of its respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agents have advised or are advising the Company on other matters and the Agents have no duties or obligations to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth herein;

(b)          the Company is capable of evaluating, and understanding and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          neither the Agents nor their respective affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Agents have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate;

(d)          the Company has been advised and is aware that the Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agents and their respective affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)          the Company waives, to the fullest extent permitted by law, any claims it may have against the Agents or their respective affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agrees that the Agents and their respective affiliates shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders (or other equity holders), creditors or employees of the Company.

23.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

24.          Use of Information. The Agents may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than their legal counsel advising it on this Agreement and the transactions contemplated by this Agreement unless expressly approved by the Company in writing.

25.          Agents’ Information. As used in this Agreement, “Agents’ Information” means solely the following information in the Registration Statement and the Prospectus: the last sentence of the seventh paragraph under the heading “Plan of Distribution” in the Sales Agreement Prospectus.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to “supplements” to the Prospectus shall include any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement ADSs by the Agents outside of the United States.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agents.

Very truly yours,

REDHILL BIOPHARMA LTD.

By: /s/ Dror Ben-Asher
      Name: Dror Ben-Asher
      Title: Chief Executive Officer

ACCEPTED as of the date
first-above written:

SVB LEERINK LLC

By: /s/ Peter M. Fry
      Name: Peter M. Fry
      Title: Head of Alt Equities

CANTOR FITZGERALD & CO.

By: /s/ Sage Kelly
      Name: Sage Kelly
      Title: Global Head of Investment Banking

[Signature Page to Sales Agreement]

Exhibit A

None.

[Signature Page to Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:                   [                                     ]
                             [TITLE]
                            RedHill Biopharma Ltd.
Cc:                       [                                     ]
To:                       [Designated Agent]
Subject:               [Designated Agent]—At the Market Offering—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement, dated July 29, 2021 (the “Agreement”), by and among RedHill Biopharma Ltd., a company limited by shares organized under the laws of the State of Israel (the “Company”), SVB Leerink LLC and Cantor Fitzgerald & Co., I hereby request on behalf of the Company that [Designated Agent] sell up to [  ] American Depositary Shares, each representing ten ordinary shares, par value NIS 0.01 per share, of the Company (the “ADSs”), at a minimum market price of $      per ADS[; provided that no more than [  ] ADSs shall be sold in any one Trading Day (as such term is defined in Section 3 of the Agreement)].  Sales should begin [on the date of this Placement Notice] and end on [DATE] [until all ADSs that are the subject of this Placement Notice are sold](the “Placement Period”).

SCHEDULE 3

Compensation

The Company shall pay the Designated Agent compensation in cash up to 3% of the gross proceeds from the sales of Placement ADSs pursuant to the terms of the Sales Agreement of which this Schedule 3 forms a part.

Exhibit 7(m)

OFFICERS’ CERTIFICATE

Each of Dror Ben-Asher, the duly qualified and elected Chief Executive Officer of RedHill Biopharma Ltd., a company limited by shares organized under the laws of the State of Israel (the “Company”), and Micha Ben Chorin, the duly qualified and elected Chief Financial Officer of the Company, does hereby certify in his respective capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement, dated July 29, 2021 (the “Sales Agreement”), by and among the Company, SVB Leerink LLC and Cantor Fitzgerald & Co., that, after due inquiry, to the best of the knowledge of the undersigned:

(i)          The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions relating to materiality or Material Adverse Effect, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof.

(ii)          The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

(iii)          As of the date hereof, (A) the Registration Statement complies in all material respects with the requirements of the Securities Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Prospectus complies in all material respects with the requirements of the Securities Act does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading or for clauses (A) and (B) above, to be true and correct.

(iv)          There has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), earnings, results of operations, business, properties, operations, assets, liabilities or prospects of the Company and the Subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business, since the date as of which information is given in the Prospectus, as amended or supplemented to the date hereof.

(v)          The Company does not possess any material non-public information.

(vi)          The maximum amount of Placement ADSs that may be sold pursuant to the Sales Agreement has been duly authorized by the Company’s board of directors or a duly authorized committee thereof pursuant to a resolution or unanimous written consent in accordance with the Company’s Articles of Association, as amended, and applicable law.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

IN WITNESS WHEREOF, each of the undersigned, in such individual’s respective capacity as Chief Executive Officer or Chief Financial Officer of the Company, has executed this Officers’ Certificate on behalf of the Company.

By: Name: Dror Ben-Asher Title: Chief Executive Officer Date: By: Name: Micha Ben Chorin Title: Chief Financial Officer Date:

[Signature Page to Officers’ Certificate]